UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

ENNIS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy.
Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 775-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	EBF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The Company previously announced the retirement of Ronald M. Graham effective February 28, 2025. At the time of his retirement, Mr. Graham served as Vice President – Administration. The retirement of Mr. Graham is not the result of any disagreement with respect to the Company’s operations, policies or practice. Mr. Graham’s 27 years of service and contributions to the Company are greatly appreciated.

The Company previously announced the retirement of Terry Pennington effective February 28, 2025. At the time of his retirement, Mr. Pennington served as Chief Revenue officer. The retirement of Mr. Pennington is not the result of any disagreement with respect to the Company’s operations, policies or practice. Mr. Pennington’s 19 years of service and contributions to the Company are greatly appreciated.

The Company will not replace the roles of Vice President – Administration and Chief Revenue officer at this time and has reassigned their responsibilities to the remaining Officers.

The Company also announces that John R. Blind, a member of the Board and the lead independent director, is retiring at the expiration of his current term when a new director is elected at the Company’s 2025 Annual Meeting of Shareholders in July. Mr. Blind has served on the Board for nearly nine years following his retirement from Glatfelter after 32 years in the paper industry. He now looks forward to devoting time to family and friends. Mr. Blind has been a valued member of the Board where he currently serves as Chairperson of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Blind’s 9 years of service and contributions to the Company are greatly appreciated and his friends and colleagues wish him well in his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ennis, Inc.

Date:	March 4, 2025	By:	/s/ Vera Burnett
Vera Burnett Chief Financial Officer